Exhibit 21 (g)

               Monthly Certificateholders' Statement

               Sears Credit Account Master Trust II

                 Series 1996-1 Monthly Statement

Distribution Date:July 15, 1997     Due Period Ending: June, 1997

Under the Series Supplements relating to the Pooling and Servicing Agreement dated as of July 31, 1994 by and among Sears, Roebuck and Co., Sears Receivables Financing Group, Inc. and The First National Bank of Chicago as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Trust. The information for the Due Period and Distribution Date listed above is set forth below:

1. Payments or Allocations to Series 1996-1 Investors this Due
   Period

                          Total            Interest     Principal
  Series 1996-1

  Class A           $2,583,333.33       $2,583,333.33       $0.00

  Class B             $119,062.50         $119,062.50       $0.00

  Class C                   $0.00               $0.00       $0.00


2. Principal Receivables at the end of the Due Period

  (a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST  $8,210,225,624.29

      Aggregate Investor Interest               $6,620,542,578.90

      Seller Interest                           $1,589,683,045.39

  (b) INVESTOR INTEREST BY GROUPS

      Group One Investor Interest               $6,620,542,578.90

  (c) INVESTOR INTEREST BY SERIES

      Series 1994-1 Investor Interest             $842,697,000.00
      Series 1994-2 Investor Interest             $344,487,578.90
      Series 1995-1 Investor Interest             $224,720,000.00
      Series 1995-2 Investor Interest             $674,158,000.00
      Series 1995-3 Investor Interest             $561,830,000.00
      Series 1995-4 Investor Interest             $561,830,000.00
      Series 1995-5 Investor Interest             $568,250,000.00
      Series 1996-1 Investor Interest             $561,830,000.00
      Series 1996-2 Investor Interest             $561,830,000.00
      Series 1996-3 Investor Interest             $561,830,000.00
      Series 1996-4 Investor Interest             $561,830,000.00
      Series 1996-5 Investor Interest             $595,250,000.00

  (d) INVESTOR INTEREST BY CLASS (SERIES 1996-1)

      Class A Investor Interest                   $500,000,000.00
      Class B Investor Interest                    $22,500,000.00
      Class C Investor Interest                    $39,330,000.00

      TOTAL CLASS INVESTOR  INTEREST              $561,830,000.00


3. Allocation of Collections During the Due Period

  (a) TOTAL COLLECTIONS                           $550,536,101.47

      Principal Receivables Collected             $416,095,714.85

      Finance Charge Receivables Collected        $134,440,386.62

                            Finance Charge  Principal    Yield
                            Collections   Collections Collections
   (b) ALLOCATION OF
       COLLECTIONS WITH
       RESPECT TO THE
       INVESTOR INTEREST
       AND THE SELLER INTEREST

       Aggregate Investor
       Allocation (Aggregate
       Investor Percentage
       multiplied by total
       Collections received
       during the Due Period) $108,536,660.72 $335,923,159.37 N/A

       Seller Allocation
       (Seller Percentage
       multiplied by total
       Collections received
       during the Due Period)  $25,903,725.92  $80,172,555.48 N/A

  (c)  Group One Allocation   $108,536,660.72 $335,923,159.37 N/A

  (d)  Series 1996-1 Allocation $9,150,781.76  $28,321,854.55 N/A


  4. Information Concerning Controlled Amortization Amount

                                                       Total
                                        Amount      Distributions
                                      Distributed   through this
                                       Due Period    Due Period


      SERIES 1996-1 BY CLASS:

      Class A                            $0.00             $0.00

      Class B                            $0.00             $0.00

      Class C                            $0.00             $0.00


  5. Investor Charged-Off Amounts

                                                  This Due Period

     (a) Group One (the sum of the Series
         Investor Charged-Off Amounts for
         all Series in Group One)                  $42,668,668.01

     (b) Series 1996-1 (the sum of the
         Class Investor Charged-Off Amounts
         for all Classes in Series 1996-1)          $3,597,417.37

     (c) Series 1996-1 By Class:

         Class A (Class A Percentage multiplied
         by the Charged-Off Amount)                 $3,201,517.69

         Class B (Class B Percentage multiplied
         by the Charged-Off Amount)                   $144,068.30

         Class C (Class C Percentage multiplied
         by the Charged-Off Amount)                   $251,831.38


  6. Investor Losses
                                                            Total

     (a) Group One                                          $0.00

     (b) Series 1996-1                                      $0.00

     (c) Series 1996-1 By Class:

         Class A                                            $0.00

         Class B                                            $0.00

         Class C                                            $0.00


  7. Monthly Servicing Fee Payable This Due Period

     SELLER SERVICING FEE                           $2,650,682.52


     INVESTOR SERVICING FEE

     (a) Group One                                 $11,073,295.31

     (b) Series 1996-1                                $936,383.33


  8. Trust Performance Analysis

     (a) Portfolio Yield (Finance Charge Collections
         during the Due Period divided by Principal
         Receivables in the Trust as of the first
         day of the Due Period)                            19.54%

     (b) Charge-Offs (Charged-Off Amounts during
         the Due Period divided by Principal
         Receivables in the Trust as of the
         first day of the Due Period)                       7.68%

     (c) Investor Servicing Fee Percentage (weighted
         average of Investor Servicing Fees for Series
         1996-1)                                            2.00%

     (d) Weighted Average Certificate Rate (weighted
         average certificate rates for all classes of
         Series 1996-1)                                     6.52%

     (e) Series Excess Servicing Percentage (Portfolio
         Yield minus the sum of Charge-Offs, the
         Investor Servicing Fee Percentage and the
         Weighted Average Certificate Rate)                 4.09%

     (f) Total Payment Rate (Aggregate Collections
         during the Due Period divided by the aggregate
         amount of Receivables in the Trust as of
         the first day of the Due Period)                   6.56%


  9. Summary Delinquency Aging Information

        The aging of delinquent receivables is summarized
        as follows (1):
                                         June, 1997
        Delinquencies as a % of balances
           60 - 89 days past due.........    1.72%
           90 - 119 days past due........    1.25%
           120 days or more past due.....    2.55%
        Total Delinquencies                  5.52%

     (1) An account is considered delinquent when it is past due a total of three or more scheduled monthly payments.
         Delinquencies as of the end of each month are divided


         by balances at the beginning of each such month.



                             THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee




                              By:_____________________________
                                        J. G. Finley